Exhibit 99.1

Contact:              Robert M. Gorman - (804) 523-7828

Executive Vice President / Chief Financial Officer

ATLANTIC UNION BANKSHARES REPORTS THIRD QUARTER RESULTS

Richmond, Va., October 25, 2021 – Atlantic Union Bankshares Corporation (the “Company” or “Atlantic Union”) (Nasdaq: AUB) today reported net income available to common shareholders of $71.6 million and basic and diluted earnings per common share of $0.94 for the third quarter ended September 30, 2021. Pre-tax pre-provision adjusted operating earnings(1) were $72.1 million for the third quarter ended September 30, 2021.

Net income available to common shareholders was $207.2 million and basic and diluted earnings per common share were $2.66 for the nine months ended September 30, 2021. Adjusted operating earnings available to common shareholders(1) were $218.8 million, diluted operating earnings per common share(1) were $2.80, and pre-tax pre-provision adjusted operating earnings(1) were $217.7 million for the nine months ended September 30, 2021.

“Atlantic Union delivered solid financial results in the third quarter as we continue to see the headwinds from COVID-19 abate,” said John C. Asbury, president and chief executive officer of Atlantic Union. “Loan balances exclusive of PPP declined during the third quarter, which we believe was a combination of historically high levels of commercial real estate pay-offs and suppressed commercial line utilization due to excess liquidity. We have seen a strong start to loan growth in October, our credit quality remains pristine, and our capital and liquidity positions continue to be strong.”

“As we finish off 2021, we expect economic activity to pick up over the next several quarters and credit losses will remain historically low due to the positive economic outlook. Operating under the mantra of soundness, profitability and growth – in that order of priority - Atlantic Union remains committed to generating sustainable, profitable growth and building long term value for our shareholders.”

Small Business Administration (“SBA”) Paycheck Protection Program (“PPP”)

The Company participated in the SBA PPP under the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act, which was intended to provide economic relief to small businesses that had been adversely impacted by the COVID-19 global pandemic (“COVID-19”). The PPP loan funding program expired on May 31, 2021. The Company had PPP loans with a recorded investment of $481.7 million and unamortized deferred fees of $15.1 million as of September 30, 2021. The loans carry a 1% interest rate.

In addition to an insignificant amount of PPP loan pay offs, the Company has processed $1.7 billion(*) of loan forgiveness on 13,000 PPP loans(*) since the inception of the program through September 30, 2021. In the third quarter of 2021, the Company processed $391.8 million (*) on 3,000 PPP loans for forgiveness.

Share Repurchase Program

On May 4, 2021, the Company’s Board of Directors authorized a share repurchase program (or the “Repurchase Program”) to purchase up to $125 million worth of the Company’s common stock in open market transactions or privately negotiated transactions, including pursuant to a trading plan in accordance with Rule 10b5-1 and/or Rule 10b-18 under the Exchange Act that was due to expire on June 30, 2022. As part of the Repurchase Program, 1.1 million shares (or $42.3 million) were repurchased during the quarter ended June 30, 2021, and 2.3 million shares (or $82.7 million) were repurchased during the quarter ended September 30, 2021, fully utilizing the $125 million authorized under the Repurchase Program.

(*) Number and amount of PPP loans processed for forgiveness are rounded and approximate values

NET INTEREST INCOME

For the third quarter of 2021, net interest income was $137.5 million, a decrease from $140.5 million reported in the second quarter of 2021. Net interest income (FTE)(1) was $140.7 million in the third quarter of 2021, a decrease of $3.0 million from the second quarter of 2021. The decreases in net interest income and net interest income (FTE) were primarily driven by a decrease in PPP loan accretion included in interest income to $9.4 million in the third quarter of 2021 from $11.5 million in the second quarter of 2021. The third quarter net interest margin decreased 10 basis points to 3.05% from 3.15% in the previous quarter, while the net interest margin (FTE)(1) decreased 11 basis points to 3.12% from 3.23% during the same period as earning asset yields declined by 15 basis points compared to the second quarter due to the impact of the low interest rate environment on core loan and investment securities yields and the increase in low yielding cash balances due to excess liquidity, partially offset by a 4 basis point decline in the cost of funds compared to the second quarter driven by lower deposit costs.

The Company’s net interest margin (FTE) (1) includes the impact of acquisition accounting fair value adjustments. Net accretion related to acquisition accounting was $4.0 million for the quarter ended September 30, 2021. The first, second, and third quarters of 2021 and the remaining estimated net accretion impact are reflected in the following table (dollars in thousands):

		Deposit
	Loan	Accretion	Borrowings
	Accretion	(Amortization)	Amortization	Total
For the quarter ended March 31, 2021	$4,287	$20	$(198)	$4,109
For the quarter ended June 30, 2021	4,132	12	(202)	3,942
For the quarter ended September 30, 2021	4,176	(8)	(203)	3,965
For the remaining three months of 2021 (estimated)	1,627	(11)	(203)	1,413
For the years ending (estimated):
2022	5,757	(43)	(829)	4,885
2023	4,281	(32)	(852)	3,397
2024	3,501	(4)	(877)	2,620
2025	2,724	(1)	(900)	1,823
2026	2,176	—	(926)	1,250
Thereafter	9,433	—	(8,946)	487
Total remaining acquisition accounting fair value adjustments at September 30, 2021	$29,499	$(91)	$(13,533)	$15,875

ASSET QUALITY

Overview

During the third quarter of 2021, nonperforming assets (“NPAs”) as a percentage of loans was consistent with the prior quarter and remained low at 0.28% at September 30, 2021. Accruing past due loan levels as a percentage of total loans held for investment at September 30, 2021 increased 12 basis points as compared to June 30, 2021 and were 5 basis points lower than accruing past due loan levels at September 30, 2020. The increase in past due loan levels from June 30, 2021 was primarily within the 30-59 days past due category and due to increases in past due credit relationships within the commercial & industrial portfolio. Net charge-offs of $113,000 were insignificant and consistent with the second quarter of 2021. The allowance for credit losses (“ACL”) totaled $109.3 million at September 30, 2021, a $19.0 million decrease from the prior quarter due to lower expected losses than previously estimated and improvements in the macroeconomic outlooks.

Nonperforming Assets

At September 30, 2021, NPAs totaled $37.2 million, a decrease of $927,000 from June 30, 2021. NPAs as a percentage of total outstanding loans at September 30, 2021 were 0.28%, consistent with June 30, 2021. Excluding the impact of the PPP loans(1), NPAs as a percentage of total adjusted loans held for investment were 0.29% at September 30, 2021, a decrease of 1 basis point from 0.30% at June 30, 2021.

The following table shows a summary of nonperforming asset balances at the quarter ended (dollars in thousands):

	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2021	2021	2020	2020
Nonaccrual loans	$35,472	$36,399	$41,866	$42,448	$39,023
Foreclosed properties	1,696	1,696	2,344	2,773	4,159
Total nonperforming assets	$37,168	$38,095	$44,210	$45,221	$43,182

The following table shows the activity in nonaccrual loans for the quarter ended (dollars in thousands):

	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2021	2021	2020	2020
Beginning Balance	$36,399	$41,866	$42,448	$39,023	$39,624
Net customer payments	(4,719)	(9,307)	(4,133)	(4,640)	(2,803)
Additions	4,177	4,162	3,821	8,211	2,790
Charge-offs	(385)	(183)	(270)	(146)	(588)
Loans returning to accruing status	—	(153)	—	—	—
Transfers to foreclosed property	—	14	—	—	—
Ending Balance	$35,472	$36,399	$41,866	$42,448	$39,023

The following table shows the activity in foreclosed properties for the quarter ended (dollars in thousands):

	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2021	2021	2020	2020
Beginning Balance	$1,696	$2,344	$2,773	$4,159	$4,397
Additions of foreclosed property	—	14	—	—	—
Valuation adjustments	—	—	—	(35)	—
Proceeds from sales	—	(572)	(419)	(1,357)	(254)
Gains (losses) from sales	—	(90)	(10)	6	16
Ending Balance	$1,696	$1,696	$2,344	$2,773	$4,159

Past Due Loans

Past due loans still accruing interest totaled $38.8 million or 0.30% of total loans held for investment at September 30, 2021, compared to $25.1 million or 0.18% of total loans held for investment at June 30, 2021, and $50.9 million or 0.35% of total loans held for investment at September 30, 2020. The increase in past due loans in the third quarter of 2021 as compared to the second quarter was primarily within the 30-59 days past due category and due to increases in past due credit relationships within the commercial & industrial portfolio. Of the total past due loans still accruing interest, $11.0 million or 0.08% of total loans held for investment were loans past due 90 days or more at September 30, 2021, compared to $8.7 million or 0.06% of total loans held for investment at June 30, 2021, and $15.6 million or 0.11% of total loans held for investment at September 30, 2020.

Net Charge-offs

Including and excluding the impact of the PPP loans (1), net charge-offs totaled $113,000 or less than 0.01% of total average loans (annualized) for the quarter ended September 30, 2021, compared to $69,000 or less than 0.01% for the second quarter of 2021, and $1.4 million or 0.04% for the third quarter of 2020.

Provision for Credit Losses

For the quarter ended September 30, 2021, the Company recorded a negative provision for credit losses of $18.8 million, compared to a negative provision for credit losses of $27.4 million in the previous quarter, and which decreased $25.4 million compared to the provision for credit losses of $6.6 million recorded during the same quarter in 2020. The provision for credit losses for the third quarter of 2021 reflected a negative provision of $16.3 million for loan losses and a negative provision of $2.5 million for unfunded commitments. The decrease in the provision for credit losses as compared to the same quarter in 2020 was driven by the benign credit impacts since the pandemic began, the significant recovery in the economy since last year, as well as the improvement in the economic forecast utilized in estimating the ACL as of September 30, 2021.

Allowance for Credit Losses

At September 30, 2021, the ACL was $109.3 million and included an allowance for loan and lease losses (“ALLL”) of $101.8 million and a reserve for unfunded commitments (“RUC”) of $7.5 million. The ACL at September 30, 2021 decreased $19.0 million from June 30, 2021, due to lower expected losses than previously estimated as a result of an improved economic forecast outlook and improvement in credit trends during the third quarter of 2021. The ACL as a percentage of total loans was 0.83% at September 30, 2021 and 0.94% at June 30, 2021. When excluding PPP loans(1), which are 100% guaranteed by the SBA, the ACL as a percentage of total adjusted loans at September 30, 2021 decreased 14 basis points to 0.86% from the prior quarter.

At September 30, 2021, the ALLL decreased $16.5 million and the RUC decreased $2.5 million from June 30, 2021. The ALLL as a percentage of the total loan portfolio was 0.77% at September 30, 2021 and 0.86% at June 30, 2021. When excluding PPP loans(1), which are 100% guaranteed by the SBA, the ALLL as a percentage of total adjusted loans decreased 12 basis points from the prior quarter to 0.80% at September 30, 2021.

NONINTEREST INCOME

Noninterest income increased $1.5 million to $30.0 million for the quarter ended September 30, 2021 from $28.5 million in the prior quarter, primarily driven by an increase in the unrealized gain on equity method investments of approximately $1.1 million that is included in other operating income, a $591,000 increase in deposit and other service charges, and increases in mortgage banking income of $199,000 and asset management fees of $210,000. These quarterly increases were partially offset by declines in other non-interest income categories including a $500,000 decrease in income on bank owned life insurance, as life insurance proceeds that were collected during the prior quarter were not matched during the third quarter of 2021.

NONINTEREST EXPENSE

Noninterest expense increased $3.3 million to $95.3 million for the quarter ended September 30, 2021 from $92.0 million in the prior quarter. This increase was mainly due to increases in salaries and benefits of $2.8 million, driven by performance based variable incentive compensation and profit-sharing expenses of $655,000, higher compensation costs of approximately $1.0 million as a result of branch banking pay structure changes made during the third quarter of 2021, and employee related recruiting, severance, and other cost increases of approximately $900,000. In addition, other expenses increased by $1.6 million for the quarter ended September 30, 2021 primarily due to OREO and related credit expenses increasing by $1.0 million, reflecting the impact of gains on the sale of closed branches recorded as a reduction to other expenses in the prior quarter. Noninterest expense increases were partially offset by declines in professional services fees of $616,000. Noninterest expense for the third quarter of 2021 also included approximately $200,000 in expenses related to PPP loan forgiveness processing, compared to approximately $250,000 in expenses for the quarter ended June 30, 2021.

INCOME TAXES

The effective tax rate for the three months ended September 30, 2021 was 18.0%, compared to 18.3% for the three months ended June 30, 2021. The decrease in the effective tax rate is primarily due to changes in the proportion of tax-exempt income to pre-tax income.

BALANCE SHEET

At September 30, 2021, total assets were $19.9 billion, a decrease of $53.7 million or approximately 1.1% (annualized) from June 30, 2021, and an increase of $5.0 million from September 30, 2020. Total assets have remained relatively consistent to these prior periods with loans decreasing due to PPP forgiveness, cash and cash equivalents increasing due to excess liquidity, and net growth in the investment securities portfolio.

At September 30, 2021, loans held for investment (net of deferred fees and costs) totaled $13.1 billion, including $466.6 million in PPP loans, a decrease of $558.3 million or 16.2% (annualized) from June 30, 2021, and average loans at September 30, 2021 decreased $520.3 million or 14.8% (annualized) from the prior quarter. Excluding the effects of the PPP(1), loans held for investment (net of deferred fees and costs) at September 30, 2021 decreased $165.6 million or 5.1% (annualized) from June 30, 2021, and average loans decreased $19.9 million or 0.6% (annualized) from the prior quarter. Loans held for investment (net of deferred fees and costs) decreased $1.2 billion or 8.6% from September

30, 2020, while quarterly average loans decreased $907.0 million or 6.3% from the same period in the prior year. Excluding the effects of the PPP(1), loans held for investment (net of deferred fees and costs) at September 30, 2021 decreased $109.7 million or 0.9% from the same period in the prior year, and quarterly average loans during the third quarter of 2021 increased $44.0 million or 0.3% from the same period in the prior year. In addition to an insignificant amount of PPP loan payoffs, the Company processed $391.8 million(*) of loan forgiveness on 3,000 PPP loans(*) during the third quarter of 2021, compared to $705.0 million(*) of loan forgiveness on 5,000 PPP loans(*) during the second quarter of 2021.

At September 30, 2021, total deposits were $16.6 billion, a decrease of $37.1 million or approximately 0.9% (annualized) from June 30, 2021, and average deposits increased $217.6 million or 5.2% (annualized) from the prior quarter. Deposits at September 30, 2021 increased $1.0 billion or 6.7% from September 30, 2020, and quarterly average deposits at September 30, 2021 increased $1.1 billion or 7.3% from the same period in the prior year. The increases in deposits from the prior year were primarily due to additional liquidity of bank customers due to higher levels of government assistance programs since the start of COVID.

The following table shows the Company’s capital ratios at the quarters ended:

	September 30,	June 30,	September 30,
	2021	2021	2020
Common equity Tier 1 capital ratio (2)	10.37%	10.56%	10.05%
Tier 1 capital ratio (2)	11.49%	11.68%	11.18%
Total capital ratio (2)	13.78%	14.05%	13.93%
Leverage ratio (Tier 1 capital to average assets) (2)	8.97%	9.20%	8.82%
Common equity to total assets	12.68%	12.91%	12.52%
Tangible common equity to tangible assets (1)	8.16%	8.40%	7.91%

During the third quarter of 2021, the Company declared and paid cash dividends of $0.28 per common share, consistent with the second quarter of 2021, and an increase of $0.03, or approximately 12.0%, compared to the third quarter of 2020. During the third quarter of 2021, the Company also declared and paid a quarterly dividend on the outstanding shares of Series A Preferred Stock of $171.88 per share (equivalent to $0.43 per outstanding depositary share).

On May 4, 2021, the Company’s Board of Directors authorized the Repurchase Program to purchase up to $125 million worth of the Company’s common stock in open market transactions or privately negotiated transactions, including pursuant to a trading plan in accordance with Rule 10b5-1 and/or Rule 10b-18 under the Exchange Act. The Repurchase Program was due to expire on June 30, 2022 and replaced the prior repurchase program that was due to expire on June 30, 2021. As part of the Repurchase Program, 1.1 million shares (or $42.3 million) were repurchased during the quarter ended June 30, 2021, and 2.3 million shares (or $82.7 million) were repurchased during the quarter ended September 30, 2021, fully utilizing the repurchase authorization under the Repurchase Program.

(1) These are financial measures not calculated in accordance with GAAP. For a reconciliation of these non-GAAP financial measures, see Alternative Performance Measures (non-GAAP) section of the Key Financial Results.

(2) All ratios at September 30, 2021 are estimates and subject to change pending the Company’s filing of its FR Y9-C. All other periods are presented as filed.

(*) Number and amount of PPP loans processed for forgiveness are rounded and approximate values

ABOUT ATLANTIC UNION BANKSHARES CORPORATION

Headquartered in Richmond, Virginia, Atlantic Union Bankshares Corporation (Nasdaq: AUB) is the holding company for Atlantic Union Bank. Atlantic Union Bank has 130 branches and approximately 150 ATMs located throughout Virginia, and in portions of Maryland and North Carolina. Certain non-bank financial services affiliates of Atlantic Union Bank include: Atlantic Union Equipment Finance, Inc., which provides equipment financing; Dixon, Hubard, Feinour & Brown, Inc., which provides investment advisory services; Atlantic Union Financial Consultants, LLC, which provides brokerage services; and Union Insurance Group, LLC, which offers various lines of insurance products.

THIRD QUARTER 2021 EARNINGS RELEASE CONFERENCE CALL

The Company will hold a conference call and webcast for analysts on Monday, October 25, 2021 at 9:00 a.m. Eastern Time during which management will review the third quarter 2021 financial results and provide an update on recent activities. Interested parties may participate in the call toll-free by dialing (866) 220-4170; international callers wishing to participate may do so by dialing (864) 663-5235. The conference ID number is 1236699. Management will conduct a listen-only webcast with accompanying slides, which can be found at: https://edge.media-server.com/mmc/p/zze37wck.

A replay of the webcast, and the accompanying slides, will be available on the Company’s website for 90 days at: https://investors.atlanticunionbank.com/.

NON-GAAP FINANCIAL MEASURES

In reporting the results as of and for the periods ended September 30, 2021, the Company has provided supplemental performance measures on a tax-equivalent, tangible, operating, adjusted or pre-tax pre-provision basis. These non-GAAP financial measures are a supplement to GAAP, which is used to prepare the Company’s financial statements, and should not be considered in isolation or as a substitute for comparable measures calculated in accordance with GAAP. In addition, the Company’s non-GAAP financial measures may not be comparable to non-GAAP financial measures of other companies. The Company uses the non-GAAP financial measures discussed herein in its analysis of the Company’s performance. The Company’s management believes that these non-GAAP financial measures provide additional understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented without the impact of items or events that may obscure trends in the Company’s underlying performance. For a reconciliation of these measures to their most directly comparable GAAP measures and additional information about these non-GAAP financial measures, see Alternative Performance Measures (non-GAAP) section of the Key Financial Results.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including without limitation, statements made in Mr. Asbury’s quotes are statements that include, projections, predictions, expectations, or beliefs about future events or results that are not statements of historical fact. Such forward-looking statements are based on various assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties, and other factors, some of which cannot be predicted or quantified, that may cause actual results, performance, or achievements to be materially different from those expressed or implied by such forward-looking statements. Forward-looking statements are often accompanied by words that convey projected future events or outcomes such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of the Company and its management about future events. Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of, or trends affecting, the Company will not differ materially from any projected future results, performance, or achievements expressed or implied by such forward-looking statements. Actual future results, performance, achievements or trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to the effects of or changes in:

●	changes in interest rates;
●	general economic and financial market conditions, in the United States generally and particularly in the markets in which the Company operates and which its loans are concentrated, including the effects of declines in real estate values, an increase in unemployment levels and slowdowns in economic growth, including as a result of COVID-19;
●	the quality or composition of the loan or investment portfolios and changes therein;
●	demand for loan products and financial services in the Company’s market area;
●	the Company’s ability to manage its growth or implement its growth strategy;
●	the effectiveness of expense reduction plans;
●	the introduction of new lines of business or new products and services;
●	the Company’s ability to recruit and retain key employees;
●	the incremental cost and/or decreased revenues associated with exceeding $10 billion in assets;

●	real estate values in the Bank’s lending area;
●	an insufficient ACL;
●	changes in accounting principles;
●	the Company’s liquidity and capital positions;
●	concentrations of loans secured by real estate, particularly commercial real estate;
●	the effectiveness of the Company’s credit processes and management of the Company’s credit risk;
●	the Company’s ability to compete in the market for financial services and increased competition from fintech companies;
●	technological risks and developments, and cyber threats, attacks, or events;
●	the potential adverse effects of unusual and infrequently occurring events, such as weather-related disasters, terrorist acts or public health events (such as COVID-19), and of governmental and societal responses thereto; these potential adverse effects may include, without limitation, adverse effects on the ability of the Company's borrowers to satisfy their obligations to the Company, on the value of collateral securing loans, on the demand for the Company's loans or its other products and services, on supply chains and methods used to distribute products and services, on incidents of cyberattack and fraud, on the Company’s liquidity or capital positions, on risks posed by reliance on third-party service providers, on other aspects of the Company's business operations and on financial markets and economic growth;
●	the effect of steps the Company takes in response to COVID-19, the severity and duration of the pandemic, the uncertainty regarding new variants of COVID-19 that have emerged, the speed and efficacy of vaccine and treatment developments, the impact of loosening or tightening of government restrictions, the pace of recovery when the pandemic subsides and the heightened impact it has on many of the risks described herein;
●	the discontinuation of LIBOR and its impact on the financial markets, and the Company’s ability to manage operational, legal and compliance risks related to the discontinuation of LIBOR and implementation of one or more alternate reference rates,
●	performance by the Company’s counterparties or vendors;
●	deposit flows;
●	the availability of financing and the terms thereof;
●	the level of prepayments on loans and mortgage-backed securities;
●	legislative or regulatory changes and requirements, including the impact of the CARES Act, as amended by the CAA, and other legislative and regulatory reactions to COVID-19;
●	potential claims, damages, and fines related to litigation or government actions, including litigation or actions arising from the Company’s participation in and administration of programs related to COVID-19, including, among other things, the CARES Act, as amended by the CAA;
●	the effects of changes in federal, state or local tax laws and regulations;
●	monetary and fiscal policies of the U.S. government, including policies of the U.S. Department of the Treasury and the Federal Reserve;
●	changes to applicable accounting principles and guidelines; and
●	other factors, many of which are beyond the control of the Company.

Please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and related disclosures in other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or its businesses or operations. Readers are cautioned not to rely too heavily on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made and the Company does not undertake any obligation to update, revise or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Nine Months Ended
	09/30/21	06/30/21	09/30/20	09/30/21	09/30/20
Results of Operations	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest and dividend income	$146,379	$150,852	$157,414	$444,904	$491,607
Interest expense	8,891	10,304	20,033	31,970	81,913
Net interest income	137,488	140,548	137,381	412,934	409,694
Provision for credit losses	(18,850)	(27,414)	6,558	(59,888)	100,954
Net interest income after provision for credit losses	156,338	167,962	130,823	472,822	308,740
Noninterest income	29,938	28,466	34,407	89,388	99,245
Noninterest expenses	95,343	91,971	93,222	299,251	291,681
Income before income taxes	90,933	104,457	72,008	262,959	116,304
Income tax expense	16,368	19,073	11,008	46,821	17,506
Net income	74,565	85,384	61,000	216,138	98,798
Dividends on preferred stock	2,967	2,967	2,691	8,901	2,691
Net income available to common shareholders	$71,598	$82,417	$58,309	$207,237	$96,107

Interest earned on earning assets (FTE) (1)	$149,543	$153,996	$160,315	$454,265	$500,069
Net interest income (FTE) (1)	140,652	143,692	140,282	422,295	418,156
Total revenue (FTE) (1)	170,590	172,158	174,689	511,683	517,401
Pre-tax pre-provision adjusted operating earnings (8)	72,074	77,043	78,548	217,679	217,040

Key Ratios
Earnings per common share, diluted	$0.94	$1.05	$0.74	$2.66	$1.22
Return on average assets (ROA)	1.47%	1.72%	1.23%	1.45%	0.70%
Return on average equity (ROE)	10.88%	12.46%	9.16%	10.59%	5.19%
Return on average tangible common equity (ROTCE) (2) (3)	18.79%	21.44%	16.49%	18.31%	9.64%
Efficiency ratio	56.95%	54.42%	54.27%	59.57%	57.31%
Net interest margin	3.05%	3.15%	3.08%	3.10%	3.26%
Net interest margin (FTE) (1)	3.12%	3.23%	3.14%	3.17%	3.32%
Yields on earning assets (FTE) (1)	3.31%	3.46%	3.59%	3.41%	3.97%
Cost of interest-bearing liabilities	0.30%	0.35%	0.64%	0.36%	0.90%
Cost of deposits	0.14%	0.18%	0.39%	0.18%	0.58%
Cost of funds	0.19%	0.23%	0.45%	0.24%	0.65%

Operating Measures (4)
Adjusted operating earnings	$74,558	$85,384	$60,986	$227,678	$98,626
Adjusted operating earnings available to common shareholders	71,591	82,417	58,295	218,777	95,935
Adjusted operating earnings per common share, diluted	$0.94	$1.05	$0.74	$2.80	$1.22
Adjusted operating ROA	1.47%	1.72%	1.23%	1.53%	0.70%
Adjusted operating ROE	10.88%	12.46%	9.16%	11.16%	5.18%
Adjusted operating ROTCE (2) (3)	18.79%	21.44%	16.49%	19.29%	9.63%
Adjusted operating efficiency ratio (FTE) (1)(7)	53.91%	51.35%	51.05%	53.53%	53.01%

Per Share Data
Earnings per common share, basic	$0.94	$1.05	$0.74	$2.66	$1.22
Earnings per common share, diluted	0.94	1.05	0.74	2.66	1.22
Cash dividends paid per common share	0.28	0.28	0.25	0.81	0.75
Market value per share	36.85	36.22	21.37	36.85	21.37
Book value per common share	33.60	33.30	31.86	33.60	31.86
Tangible book value per common share (2)	20.55	20.59	19.13	20.55	19.13
Price to earnings ratio, diluted	9.88	8.60	7.26	10.36	13.11
Price to book value per common share ratio	1.10	1.09	0.67	1.10	0.67
Price to tangible book value per common share ratio (2)	1.79	1.76	1.12	1.79	1.12
Weighted average common shares outstanding, basic	76,309,355	78,819,697	78,714,353	77,988,151	78,904,792
Weighted average common shares outstanding, diluted	76,322,736	78,848,724	78,725,346	78,007,543	78,921,108
Common shares outstanding at end of period	75,645,031	77,928,948	78,718,850	75,645,031	78,718,850

	As of & For Three Months Ended			As of & For Nine Months Ended
	09/30/21	06/30/21	09/30/20	09/30/21	09/30/20
Capital Ratios	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Common equity Tier 1 capital ratio (5)	10.37%	10.56%	10.05%	10.37%	10.05%
Tier 1 capital ratio (5)	11.49%	11.68%	11.18%	11.49%	11.18%
Total capital ratio (5)	13.78%	14.05%	13.93%	13.78%	13.93%
Leverage ratio (Tier 1 capital to average assets) (5)	8.97%	9.20%	8.82%	8.97%	8.82%
Common equity to total assets	12.68%	12.91%	12.52%	12.68%	12.52%
Tangible common equity to tangible assets (2)	8.16%	8.40%	7.91%	8.16%	7.91%

Financial Condition
Assets	$19,935,657	$19,989,356	$19,930,650	$19,935,657	$19,930,650
Loans held for investment (net of deferred fees and costs)	13,139,586	13,697,929	14,383,215	13,139,586	14,383,215
Securities	3,807,723	3,491,669	3,102,217	3,807,723	3,102,217
Earning Assets	17,795,784	17,824,283	17,885,975	17,795,784	17,885,975
Goodwill	935,560	935,560	935,560	935,560	935,560
Amortizable intangibles, net	46,537	49,917	61,068	46,537	61,068
Deposits	16,622,160	16,659,219	15,576,098	16,622,160	15,576,098
Borrowings	385,765	380,079	1,314,322	385,765	1,314,322
Stockholders' equity	2,694,439	2,747,597	2,660,885	2,694,439	2,660,885
Tangible common equity (2)	1,545,985	1,595,763	1,497,900	1,545,985	1,497,900

Loans held for investment, net of deferred fees and costs
Construction and land development	$877,351	$838,722	$1,207,190	$877,351	$1,207,190
Commercial real estate - owner occupied	2,027,299	2,069,658	2,107,333	2,027,299	2,107,333
Commercial real estate - non-owner occupied	3,730,720	3,712,607	3,497,929	3,730,720	3,497,929
Multifamily real estate	776,287	860,081	731,582	776,287	731,582
Commercial & Industrial	2,580,190	2,990,622	3,536,249	2,580,190	3,536,249
Residential 1-4 Family - Commercial	624,347	637,485	696,944	624,347	696,944
Residential 1-4 Family - Consumer	822,971	823,355	830,144	822,971	830,144
Residential 1-4 Family - Revolving	557,803	559,014	618,320	557,803	618,320
Auto	425,436	411,073	387,417	425,436	387,417
Consumer	182,039	195,036	276,023	182,039	276,023
Other Commercial	535,143	600,276	494,084	535,143	494,084
Total loans held for investment	$13,139,586	$13,697,929	$14,383,215	$13,139,586	$14,383,215

Deposits
NOW accounts	$4,016,505	$3,777,540	$3,460,480	$4,016,505	$3,460,480
Money market accounts	4,152,986	4,450,724	4,269,696	4,152,986	4,269,696
Savings accounts	1,079,735	1,032,171	861,685	1,079,735	861,685
Time deposits of $250,000 and over	546,199	566,180	633,252	546,199	633,252
Other time deposits	1,497,897	1,610,032	1,930,320	1,497,897	1,930,320
Time deposits	2,044,096	2,176,212	2,563,572	2,044,096	2,563,572
Total interest-bearing deposits	$11,293,322	$11,436,647	$11,155,433	$11,293,322	$11,155,433
Demand deposits	5,328,838	5,222,572	4,420,665	5,328,838	4,420,665
Total deposits	$16,622,160	$16,659,219	$15,576,098	$16,622,160	$15,576,098

Averages
Assets	$20,056,570	$19,922,978	$19,785,167	$19,890,155	$18,837,580
Loans held for investment (net of deferred fees and costs)	13,451,674	13,971,939	14,358,666	13,827,002	13,639,401
Loans held for sale	30,035	36,790	45,201	43,162	50,902
Securities	3,679,977	3,420,329	2,891,210	3,438,285	2,721,161
Earning assets	17,910,389	17,868,938	17,748,152	17,824,607	16,809,423
Deposits	16,718,144	16,500,541	15,580,469	16,433,470	14,632,709
Time deposits	2,109,131	2,270,217	2,579,991	2,288,530	2,667,267
Interest-bearing deposits	11,512,825	11,446,768	11,260,244	11,483,654	10,875,752
Borrowings	395,984	399,855	1,183,839	456,184	1,324,457
Interest-bearing liabilities	11,908,809	11,846,623	12,444,083	11,939,838	12,200,209
Stockholders' equity	2,718,032	2,747,864	2,648,777	2,728,605	2,541,856
Tangible common equity (2)	1,567,937	1,594,311	1,483,848	1,574,961	1,469,918

		As of & For Three Months Ended			As of & For Nine Months Ended
		09/30/21	06/30/21	09/30/20	09/30/21	09/30/20
Asset Quality		(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Allowance for Credit Losses (ACL)
Beginning balance, Allowance for loan and lease losses (ALLL)		$118,261	$142,911	$169,977	$160,540	$42,294
Add: Day 1 impact from adoption of CECL		—	—	—	—	47,484
Add: Recoveries		2,153	1,876	1,566	6,498	5,137
Less: Charge-offs		2,266	1,945	2,978	7,852	14,806
Add: Provision for loan losses		(16,350)	(24,581)	5,557	(57,388)	94,013
Ending balance, ALLL		$101,798	$118,261	$174,122	$101,798	$174,122

Beginning balance, Reserve for unfunded commitment (RUC)		$10,000	$12,833	$11,000	$10,000	$900
Add: Day 1 impact from adoption of CECL		—	—	—	—	4,160
Add: Provision for unfunded commitments		(2,500)	(2,833)	1,000	(2,500)	6,940
Ending balance, RUC		$7,500	$10,000	$12,000	$7,500	$12,000
Total ACL		$109,298	$128,261	$186,122	$109,298	$186,122

ACL / total outstanding loans		0.83%	0.94%	1.29%	0.83%	1.29%
ACL / total adjusted loans(9)		0.86%	1.00%	1.46%	0.86%	1.46%
ALLL / total outstanding loans		0.77%	0.86%	1.21%	0.77%	1.21%
ALLL / total adjusted loans(9)		0.80%	0.92%	1.36%	0.80%	1.36%
Net charge-offs / total average loans		0.00%	0.00%	0.04%	0.01%	0.09%
Net charge-offs / total adjusted average loans(9)		0.00%	0.00%	0.04%	0.01%	0.11%
Provision for loan losses/ total average loans		(0.48)%	(0.71)%	0.15%	(0.55)%	0.92%
Provision for loan losses/ total adjusted average loans(9)		(0.51)%	(0.77)%	0.17%	(0.60)%	1.03%
	`
Nonperforming Assets (6)
Construction and land development		$2,710	$2,685	$3,520	$2,710	$3,520
Commercial real estate - owner occupied		7,786	6,969	9,267	7,786	9,267
Commercial real estate - non-owner occupied		4,174	3,026	1,992	4,174	1,992
Multifamily real estate		113	113	33	113	33
Commercial & Industrial		2,062	1,908	1,592	2,062	1,592
Residential 1-4 Family - Commercial		2,445	4,200	5,743	2,445	5,743
Residential 1-4 Family - Consumer		12,150	13,489	12,620	12,150	12,620
Residential 1-4 Family - Revolving		3,723	3,726	3,664	3,723	3,664
Auto		255	179	517	255	517
Consumer		54	104	75	54	75
Nonaccrual loans		$35,472	$36,399	$39,023	$35,472	$39,023
Foreclosed property		1,696	1,696	4,159	1,696	4,159
Total nonperforming assets (NPAs)		$37,168	$38,095	$43,182	$37,168	$43,182
Construction and land development		$304	$186	$93	$304	$93
Commercial real estate - owner occupied		1,886	2,276	1,726	1,886	1,726
Commercial real estate - non-owner occupied		1,175	827	168	1,175	168
Multifamily real estate		—	—	359	—	359
Commercial & Industrial		1,256	1,088	604	1,256	604
Residential 1-4 Family - Commercial		1,091	759	5,298	1,091	5,298
Residential 1-4 Family - Consumer		2,462	2,725	4,495	2,462	4,495
Residential 1-4 Family - Revolving		2,474	561	2,276	2,474	2,276
Auto		209	168	315	209	315
Consumer		173	156	327	173	327
Loans ≥ 90 days and still accruing		$11,030	$8,746	$15,661	$11,030	$15,661
Total NPAs and loans ≥ 90 days		$48,198	$46,841	$58,843	$48,198	$58,843
NPAs / total outstanding loans		0.28%	0.28%	0.30%	0.28%	0.30%
NPAs / total adjusted loans(9)		0.29%	0.30%	0.34%	0.29%	0.34%
NPAs / total assets		0.19%	0.19%	0.22%	0.19%	0.22%
ALLL / nonaccrual loans		286.98%	324.90%	446.20%	286.98%	446.20%
ALLL/ nonperforming assets		273.89%	310.44%	403.23%	273.89%	403.23%

	As of & For Three Months Ended			As of & For Nine Months Ended
	09/30/21	06/30/21	09/30/20	09/30/21	09/30/20
Past Due Detail (6)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Construction and land development	$744	$798	$2,625	$744	$2,625
Commercial real estate - owner occupied	735	1,450	4,924	735	4,924
Commercial real estate - non-owner occupied	1,302	1,501	1,291	1,302	1,291
Multifamily real estate	—	156	—	—	—
Commercial & Industrial	11,089	948	4,322	11,089	4,322
Residential 1-4 Family - Commercial	807	710	1,236	807	1,236
Residential 1-4 Family - Consumer	406	764	2,998	406	2,998
Residential 1-4 Family - Revolving	1,092	919	2,669	1,092	2,669
Auto	1,548	1,333	1,513	1,548	1,513
Consumer	790	545	1,020	790	1,020
Other Commercial	631	375	613	631	613
Loans 30-59 days past due	$19,144	$9,499	$23,211	$19,144	$23,211
Construction and land development	$58	$310	$223	$58	$223
Commercial real estate - owner occupied	61	2,008	1,310	61	1,310
Commercial real estate - non-owner occupied	570	78	1,371	570	1,371
Commercial & Industrial	3,328	1,733	1,448	3,328	1,448
Residential 1-4 Family - Commercial	698	565	937	698	937
Residential 1-4 Family - Consumer	2,188	992	3,976	2,188	3,976
Residential 1-4 Family - Revolving	587	678	1,141	587	1,141
Auto	202	165	453	202	453
Consumer	317	297	772	317	772
Other Commercial	600	—	427	600	427
Loans 60-89 days past due	$8,609	$6,826	$12,058	$8,609	$12,058

Past Due and still accruing	$38,783	$25,071	$50,930	$38,783	$50,930
Past Due and still accruing / total loans	0.30%	0.18%	0.35%	0.30%	0.35%

Troubled Debt Restructurings
Performing	$11,335	$13,053	$14,515	$11,335	$14,515
Nonperforming	7,365	6,231	7,045	7,365	7,045
Total troubled debt restructurings	$18,700	$19,284	$21,560	$18,700	$21,560

Alternative Performance Measures (non-GAAP)
Net interest income (FTE) (1)
Net interest income (GAAP)	$137,488	$140,548	$137,381	$412,934	$409,694
FTE adjustment	3,164	3,144	2,901	9,361	8,462
Net interest income (FTE) (non-GAAP)	$140,652	$143,692	$140,282	$422,295	$418,156
Noninterest income (GAAP)	29,938	28,466	34,407	89,388	99,245
Total revenue (FTE) (non-GAAP)	$170,590	$172,158	$174,689	$511,683	$517,401

Average earning assets	$17,910,389	$17,868,938	$17,748,152	$17,824,607	$16,809,423
Net interest margin	3.05%	3.15%	3.08%	3.10%	3.26%
Net interest margin (FTE)	3.12%	3.23%	3.14%	3.17%	3.32%

Tangible Assets (2)
Ending assets (GAAP)	$19,935,657	$19,989,356	$19,930,650	$19,935,657	$19,930,650
Less: Ending goodwill	935,560	935,560	935,560	935,560	935,560
Less: Ending amortizable intangibles	46,537	49,917	61,068	46,537	61,068
Ending tangible assets (non-GAAP)	$18,953,560	$19,003,879	$18,934,022	$18,953,560	$18,934,022

Tangible Common Equity (2)
Ending equity (GAAP)	$2,694,439	$2,747,597	$2,660,885	$2,694,439	$2,660,885
Less: Ending goodwill	935,560	935,560	935,560	935,560	935,560
Less: Ending amortizable intangibles	46,537	49,917	61,068	46,537	61,068
Less: Perpetual preferred stock	166,357	166,357	166,357	166,357	166,357
Ending tangible common equity (non-GAAP)	$1,545,985	$1,595,763	$1,497,900	$1,545,985	$1,497,900

Average equity (GAAP)	$2,718,032	$2,747,864	$2,648,777	$2,728,605	$2,541,856
Less: Average goodwill	935,560	935,560	935,560	935,560	935,560
Less: Average amortizable intangibles	48,179	51,637	63,016	51,728	67,130
Less: Average perpetual preferred stock	166,356	166,356	166,353	166,356	69,248
Average tangible common equity (non-GAAP)	$1,567,937	$1,594,311	$1,483,848	$1,574,961	$1,469,918

ROTCE (2)(3)
Net income available to common shareholders (GAAP)	$71,598	$82,417	$58,309	$207,237	$96,107
Plus: Amortization of intangibles, tax effected	2,671	2,819	3,202	8,436	10,014
Net income available to common shareholders before amortization of intangibles (non-GAAP)	$74,269	$85,236	$61,511	$215,673	$106,121

Return on average tangible common equity (ROTCE)	18.79%	21.44%	16.49%	18.31%	9.64%

	As of & For Three Months Ended			As of & For Nine Months Ended
	09/30/21	06/30/21	09/30/20	09/30/21	09/30/20
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Operating Measures (4)
Net income (GAAP)	$74,565	$85,384	$61,000	$216,138	$98,798
Plus: Net loss related to balance sheet repositioning, net of tax	—	—	—	11,609	9,539
Less: Gain on sale of securities, net of tax	7	—	14	69	9,711
Adjusted operating earnings (non-GAAP)	74,558	85,384	60,986	227,678	98,626
Less: Dividends on preferred stock	2,967	2,967	2,691	8,901	2,691
Adjusted operating earnings available to common shareholders (non-GAAP)	$71,591	$82,417	$58,295	$218,777	$95,935

Noninterest expense (GAAP)	$95,343	$91,971	$93,222	$299,251	$291,681
Less: Amortization of intangible assets	3,381	3,568	4,053	10,679	12,676
Less: Losses related to balance sheet repositioning	—	—	—	14,695	10,306
Adjusted operating noninterest expense (non-GAAP)	$91,962	$88,403	$89,169	$273,877	$268,699

Noninterest income (GAAP)	$29,938	$28,466	$34,407	$89,388	$99,245
Plus: Losses related to balance sheet repositioning	—	—	—	—	(1,769)
Less: Gain on sale of securities	9	—	18	87	12,293
Adjusted operating noninterest income (non-GAAP)	$29,929	$28,466	$34,389	$89,301	$88,721

Net interest income (FTE) (non-GAAP) (1)	$140,652	$143,692	$140,282	$422,295	$418,156
Adjusted operating noninterest income (non-GAAP)	29,929	28,466	34,389	89,301	88,721
Total adjusted revenue (FTE) (non-GAAP) (1)	$170,581	$172,158	$174,671	$511,596	$506,877

Efficiency ratio	56.95%	54.42%	54.27%	59.57%	57.31%
Adjusted operating efficiency ratio (FTE) (1)(7)	53.91%	51.35%	51.05%	53.53%	53.01%

Operating ROTCE (2)(3)(4)
Adjusted operating earnings available to common shareholders (non-GAAP)	$71,591	$82,417	$58,295	$218,777	$95,935
Plus: Amortization of intangibles, tax effected	2,671	2,819	3,202	8,436	10,014
Adjusted operating earnings available to common shareholders before amortization of intangibles (non-GAAP)	$74,262	$85,236	$61,497	$227,213	$105,949

Average tangible common equity (non-GAAP)	$1,567,937	$1,594,311	$1,483,848	$1,574,961	$1,469,918
Adjusted operating return on average tangible common equity (non-GAAP)	18.79%	21.44%	16.49%	19.29%	9.63%

Pre-tax pre-provision adjusted operating earnings (8)
Net income (GAAP)	$74,565	$85,384	$61,000	$216,138	$98,798
Plus: Provision for credit losses	(18,850)	(27,414)	6,558	(59,888)	100,954
Plus: Income tax expense	16,368	19,073	11,008	46,821	17,506
Plus: Net loss related to balance sheet repositioning	—	—	—	14,695	12,075
Less: Gain on sale of securities	9	—	18	87	12,293
Pre-tax pre-provision adjusted operating earnings (non-GAAP)	$72,074	$77,043	$78,548	$217,679	$217,040

Weighted average common shares outstanding, diluted	76,322,736	78,848,724	78,725,346	78,007,543	78,921,108
Pre-tax pre-provision earnings per share, diluted	$0.94	$0.98	$1.00	$2.79	$2.75

Adjusted Loans (9)
Loans held for investment (net of deferred fees and costs)(GAAP)	$13,139,586	$13,697,929	$14,383,215	$13,139,586	$14,383,215
Less: PPP adjustments (net of deferred fees and costs)	466,609	859,386	1,600,577	466,609	1,600,577
Total adjusted loans (non-GAAP)	$12,672,977	$12,838,543	$12,782,638	$12,672,977	$12,782,638

Average loans held for investment (net of deferred fees and costs)(GAAP)	$13,451,674	$13,971,939	$14,358,666	$13,827,002	$13,639,401
Less: Average PPP adjustments (net of deferred fees and costs)	687,259	1,187,641	1,638,204	1,059,130	1,457,091
Total adjusted average loans (non-GAAP)	$12,764,415	$12,784,298	$12,720,462	$12,767,872	$12,182,310

	As of & For Three Months Ended			As of & For Nine Months Ended
	09/30/21	06/30/21	09/30/20	09/30/21	09/30/20
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Mortgage Origination Held for Sale Volume (10)
Refinance Volume	$49,154	$73,330	$125,571	$241,401	$303,995
Purchase Volume	93,819	88,747	96,010	250,523	210,691
Total Mortgage loan originations held for sale	$142,973	$162,077	$221,581	$491,924	$514,686
% of originations held for sale that are refinances	34.4%	45.2%	56.7%	49.1%	59.1%

Wealth
Assets under management (AUM)	$6,377,518	$6,396,010	$5,455,268	$6,377,518	$5,455,268

Other Data
End of period full-time employees	1,918	1,884	1,883	1,918	1,883
Number of full-service branches	130	129	135	130	135
Number of automatic transaction machines (ATMs)	149	149	157	149	157

(1)	These are non-GAAP financial measures. Net interest income (FTE) and total adjusted revenue (FTE), which are used in computing net interest margin (FTE) and adjusted operating efficiency ratio (FTE), respectively, provide valuable additional insight into the net interest margin and the efficiency ratio by adjusting for differences in tax treatment of interest income sources. The entire FTE adjustment is attributable to interest income on earning assets, which is used in computing yield on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the FTE components.
(2)	These are non-GAAP financial measures. Tangible assets and tangible common equity are used in the calculation of certain profitability, capital, and per share ratios. The Company believes tangible assets, tangible common equity and the related ratios are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which the Company believes will assist investors in assessing the capital of the Company and its ability to absorb potential losses.
(3)	These are non-GAAP financial measures. The Company believes that ROTCE is a meaningful supplement to GAAP financial measures and useful to investors because it measures the performance of a business consistently across time without regard to whether components of the business were acquired or developed internally.
(4)	These are non-GAAP financial measures. Adjusted operating measures exclude the gains or losses related to balance sheet repositioning (principally composed of gains and losses on debt extinguishment) and gains or losses on sale of securities. The Company believes these non-GAAP adjusted measures provide investors with important information about the combined economic results of the organization’s operations.
(5)	All ratios at September 30, 2021 are estimates and subject to change pending the Company’s filing of its FR Y9-C. All other periods are presented as filed.
(6)	These balances reflect the impact of the CARES Act and the Joint Guidance, which provides relief for TDR designations and also provides guidance on past due reporting for modified loans.
(7)	The adjusted operating efficiency ratio (FTE) excludes the amortization of intangible assets, the gain on sale of securities and gains or losses related to balance sheet repositioning (principally composed of gains and losses on debt extinguishment). This measure is similar to the measure utilized by the Company when analyzing corporate performance and is also similar to the measure utilized for incentive compensation. The Company believes this adjusted measure provides investors with important information about the combined economic results of the organization’s operations.
(8)	This is a non-GAAP financial measure. Pre-tax pre-provision adjusted earnings excludes the provision for credit losses, which can fluctuate significantly from period-to-period under the CECL methodology, income tax expense, gains or losses related to balance sheet repositioning (principally composed of gains and losses on debt extinguishment), and gains or losses on sale of securities. The Company believes this adjusted measure provides investors with important information about the combined economic results of the organization’s operations.
(9)	These are non-GAAP financial measures. PPP adjustment impact excludes the SBA guaranteed loans funded during 2020 and 2021. The Company believes loans held for investment (net of deferred fees and costs), excluding PPP is useful to investors as it provides more clarity on the Company’s organic growth. The Company also believes that the related non-GAAP financial measures of past due loans still accruing interest as a percentage of total loans held for investment (net of deferred fees and costs), excluding PPP, are useful to investors as loans originated under the PPP carry an SBA guarantee. The Company believes that the ALLL as a percentage of loans held for investment (net of deferred fees and costs), excluding PPP, is useful to investors because of the size of the Company’s PPP originations and the impact of the embedded credit enhancement provided by the SBA guarantee.
(10)	Periods ended September 30, 2020 have been restated to adjust for certain mortgage loans held for investment that were previously included.

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data)

	September 30,	December 31,	September 30,
	2021	2020	2020
ASSETS	(unaudited)	(audited)	(unaudited)
Cash and cash equivalents:
Cash and due from banks	$255,648	$172,307	$178,563
Interest-bearing deposits in other banks	807,225	318,974	335,111
Federal funds sold	377	2,013	7,292
Total cash and cash equivalents	1,063,250	493,294	520,966
Securities available for sale, at fair value	3,195,176	2,540,419	2,443,340
Securities held to maturity, at carrying value	535,722	544,851	546,661
Restricted stock, at cost	76,825	94,782	112,216
Loans held for sale, at fair value	35,417	96,742	52,607
Loans held for investment, net of deferred fees and costs	13,139,586	14,021,314	14,383,215
Less allowance for loan and lease losses	101,798	160,540	174,122
Total loans held for investment, net	13,037,788	13,860,774	14,209,093
Premises and equipment, net	159,588	163,829	156,934
Goodwill	935,560	935,560	935,560
Amortizable intangibles, net	46,537	57,185	61,068
Bank owned life insurance	430,341	326,892	325,538
Other assets	419,453	514,121	566,667
Total assets	$19,935,657	$19,628,449	$19,930,650
LIABILITIES
Noninterest-bearing demand deposits	$5,328,838	$4,368,703	$4,420,665
Interest-bearing deposits	11,293,322	11,354,062	11,155,433
Total deposits	16,622,160	15,722,765	15,576,098
Securities sold under agreements to repurchase	95,181	100,888	91,086
Other short-term borrowings	—	250,000	175,200
Long-term borrowings	290,584	489,829	1,048,036
Other liabilities	233,293	356,477	379,345
Total liabilities	17,241,218	16,919,959	17,269,765
Commitments and contingencies
STOCKHOLDERS' EQUITY
Preferred stock, $10.00 par value	173	173	173
Common stock, $1.33 par value	100,062	104,169	104,141
Additional paid-in capital	1,804,617	1,917,081	1,914,640
Retained earnings	760,164	616,052	579,269
Accumulated other comprehensive income (loss)	29,423	71,015	62,662
Total stockholders' equity	2,694,439	2,708,490	2,660,885
Total liabilities and stockholders' equity	$19,935,657	$19,628,449	$19,930,650

Common shares outstanding	75,645,031	78,729,212	78,718,850
Common shares authorized	200,000,000	200,000,000	200,000,000
Preferred shares outstanding	17,250	17,250	17,250
Preferred shares authorized	500,000	500,000	500,000

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(Dollars in thousands, except share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Interest and dividend income:
Interest and fees on loans	$124,999	$130,570	$138,402	$383,575	$432,763
Interest on deposits in other banks	291	86	137	454	1,154
Interest and dividends on securities:
Taxable	11,230	10,519	10,275	32,102	33,170
Nontaxable	9,859	9,677	8,600	28,773	24,520
Total interest and dividend income	146,379	150,852	157,414	444,904	491,607
Interest expense:
Interest on deposits	5,837	7,238	15,568	22,203	63,943
Interest on short-term borrowings	22	21	72	91	1,598
Interest on long-term borrowings	3,032	3,045	4,393	9,676	16,372
Total interest expense	8,891	10,304	20,033	31,970	81,913
Net interest income	137,488	140,548	137,381	412,934	409,694
Provision for credit losses	(18,850)	(27,414)	6,558	(59,888)	100,954
Net interest income after provision for credit losses	156,338	167,962	130,823	472,822	308,740
Noninterest income:
Service charges on deposit accounts	7,198	6,607	6,041	19,314	18,549
Other service charges, commissions and fees	1,534	1,735	1,621	4,970	4,600
Interchange fees	2,203	2,203	1,979	6,252	5,300
Fiduciary and asset management fees	7,029	6,819	6,045	20,323	17,543
Mortgage banking income	4,818	4,619	8,897	17,692	16,744
Gains on securities transactions	9	—	18	87	12,293
Bank owned life insurance income	2,727	3,209	3,421	8,202	7,498
Loan-related interest rate swap fees	1,102	1,321	3,170	4,176	12,602
Other operating income	3,318	1,953	3,215	8,372	4,116
Total noninterest income	29,938	28,466	34,407	89,388	99,245
Noninterest expenses:
Salaries and benefits	53,534	50,766	49,000	156,959	149,013
Occupancy expenses	7,251	7,140	7,441	21,705	21,798
Furniture and equipment expenses	4,040	3,911	3,895	11,919	11,042
Technology and data processing	7,534	7,219	6,564	21,657	19,187
Professional services	3,792	4,408	2,914	13,161	9,211
Marketing and advertising expense	2,548	2,738	2,631	7,330	7,413
FDIC assessment premiums and other insurance	2,172	2,319	1,811	6,798	7,578
Other taxes	4,432	4,435	4,124	13,303	12,364
Loan-related expenses	1,503	1,909	2,314	5,289	7,512
Amortization of intangible assets	3,381	3,568	4,053	10,679	12,676
Loss on debt extinguishment	—	—	—	14,695	10,306
Other expenses	5,156	3,558	8,475	15,756	23,581
Total noninterest expenses	95,343	91,971	93,222	299,251	291,681
Income before income taxes	90,933	104,457	72,008	262,959	116,304
Income tax expense	16,368	19,073	11,008	46,821	17,506
Net income	$74,565	$85,384	$61,000	216,138	98,798
Dividends on preferred stock	2,967	2,967	2,691	8,901	2,691
Net income available to common shareholders	$71,598	$82,417	$58,309	$207,237	$96,107

Basic earnings per common share	$0.94	$1.05	$0.74	$2.66	$1.22
Diluted earnings per common share	$0.94	$1.05	$0.74	$2.66	$1.22

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS)

	For the Quarter Ended
	September 30, 2021			June 30, 2021
	Average Balance	Interest Income / Expense (1)	Yield / Rate (1)(2)	Average Balance	Interest Income / Expense (1)	Yield / Rate (1)(2)

	(unaudited)			(unaudited)
Assets:
Securities:
Taxable	$2,248,478	$11,230	1.98%	$2,028,637	$10,519	2.08%
Tax-exempt	1,431,499	12,480	3.46%	1,391,692	12,249	3.53%
Total securities	3,679,977	23,710	2.56%	3,420,329	22,768	2.67%
Loans, net (3) (4)	13,451,674	125,290	3.70%	13,971,939	130,840	3.76%
Other earning assets	778,738	543	0.28%	476,670	388	0.33%
Total earning assets	17,910,389	$149,543	3.31%	17,868,938	$153,996	3.46%
Allowance for loan and lease losses	(117,414)			(137,997)
Total non-earning assets	2,263,595			2,192,037
Total assets	$20,056,570			$19,922,978

Liabilities and Stockholders' Equity:
Interest-bearing deposits:
Transaction and money market accounts	$8,345,410	$1,501	0.07%	$8,159,890	$1,809	0.09%
Regular savings	1,058,284	55	0.02%	1,016,661	55	0.02%
Time deposits (5)	2,109,131	4,281	0.81%	2,270,217	5,374	0.95%
Total interest-bearing deposits	11,512,825	5,837	0.20%	11,446,768	7,238	0.25%
Other borrowings (6)	395,984	3,054	3.06%	399,855	3,066	3.08%
Total interest-bearing liabilities	11,908,809	$8,891	0.30%	11,846,623	$10,304	0.35%

Noninterest-bearing liabilities:
Demand deposits	5,205,319			5,053,773
Other liabilities	224,410			274,718
Total liabilities	17,338,538			17,175,114
Stockholders' equity	2,718,032			2,747,864
Total liabilities and stockholders' equity	$20,056,570			$19,922,978
Net interest income		$140,652			$143,692

Interest rate spread			3.01%			3.11%
Cost of funds			0.19%			0.23%
Net interest margin			3.12%			3.23%

(1)	Income and yields are reported on a taxable equivalent basis using the statutory federal corporate tax rate of 21%.
(2)	Rates and yields are annualized and calculated from actual, not rounded amounts in thousands, which appear above.
(3)	Nonaccrual loans are included in average loans outstanding.
(4)	Interest income on loans includes $4.2 million and $4.1 million for the three months ended September 30, 2021 and June 30, 2021, respectively, in accretion of the fair market value adjustments related to acquisitions.
(5)	Interest expense on time deposits includes amortization of $8,000 for the three months ended September 30, 2021 and accretion of $12,000 for the three months ended June 30, 2021, for the fair market value adjustments related to acquisitions.
(6)	Interest expense on borrowings includes $203,000 and $202,000 for the three months ended September 30, 2021 and June 30, 2021, in amortization of the fair market value adjustments related to acquisitions.